GROUP AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of June 2, 2025 by and among the undersigned (each a “Party”, and collectively, the “Parties” or the “Group”).

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Braemar Hotels & Resorts Inc., a Maryland corporation (the “Company”); and

WHEREAS, the Parties desire to form a group for the purpose of seeking representation on the Board and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1. Each of the undersigned agrees to form a “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to the securities of the Company. In furtherance of the foregoing and in accordance with Rule 13d-1(k)(1)(iii) under the Exchange Act, each of the undersigned agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and shall not be responsible for the accuracy and completeness of the information concerning the other members of the Group, unless such member knows or has reason to know that such information is inaccurate.

2. Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies for the election of certain persons nominated for election to the Board at the 2025 annual meeting of stockholders of the Company (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”), (ii) taking such other actions as the Parties deem advisable and (iii) taking all other action necessary or advisable to achieve the foregoing.

3. Each Party agrees that any filing with the Securities and Exchange Commission, press release or other communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall first be approved by a representative of certain of the undersigned. Certain of the undersigned agree to work in good faith to resolve any disagreement that may arise between or among them concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities.

4. The relationship of the Parties shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any Party to act as an agent for any other Party, or to create a joint venture or partnership, or to constitute an indemnification. Each Party agrees to use his or its reasonable efforts to avoid taking any action that may cause any other person or entity to be deemed to be a member of the Group. Except as provided in Section 2, nothing herein shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this Agreement.

5. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

6. This Agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

7. The Parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 6 which shall survive any termination of this Agreement) shall terminate immediately after the conclusion of the activities set forth in Section 3 or as otherwise agreed to by the Parties.

8. Each Party hereby waives the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9. The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the Parties.

10. Each Party hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

/s/ Bob Ghassemieh
Bob Ghassemieh

Bob Ghassemieh 2021 Children’s Trust

By:	/s/ Bob Ghassemieh
	Name:	Bob Ghassemieh
	Title:	Trustee

Lillian Ghassemieh 2021 Children’s Trust

By:	/s/ Bob Ghassemieh
	Name:	Bob Ghassemieh
	Title:	Trustee

BL PCH LLC

By:	/s/ Bob Ghassemieh
	Name:	Bob Ghassemieh
	Title:	Manager

Morning View Hotels BH I, LLC

By:	/s/ Bob Ghassemieh
	Name:	Bob Ghassemieh
	Title:	Manager

/s/ Jennifer Gareis
Jennifer Gareis, on behalf of minor child Gavin Ghassemieh

/s/ Jennifer Gareis
Jennifer Gareis, on behalf of minor child Sophia Ghassemieh

/s/ Fred Ghassemieh
Fred Ghassemieh

Fred Ghassemieh Children’s Trust

By:	/s/ Fred Ghassemieh
	Name:	Fred Ghassemieh
	Title:	Trustee

Feridoon Ghassemieh Descendants Trust

By:	/s/ Fred Ghassemieh
	Name:	Fred Ghassemieh
	Title:	Trustee

/s/ Alex Ghassemieh
Alex Ghassemieh

Pacific SHG Ventures, LLC

By:	/s/ Alex Ghassemieh
	Name:	Alex Ghassemieh
	Title:	Manager

Morning View Hotels BH I, LLC

By:	/s/ Alex Ghassemieh
	Name:	Alex Ghassemieh
	Title:	Manager

/s/ Fataneh Ghassemieh
Fataneh Ghassemieh

/s/ Ali Afshari
Ali Afshari

/s/ Mahyar Amirsaleh
Mahyar Amirsaleh

/s/ Lillian Ghassemieh
Lillian Ghassemieh

Bob Ghassemieh 2021 Children’s Trust

By:	/s/ Lillian Ghassemieh
	Name:	Lillian Ghassemieh
	Title:	Trustee

Lillian Ghassemieh 2021 Children’s Trust

By:	/s/ Lillian Ghassemieh
	Name:	Lillian Ghassemieh
	Title:	Trustee

BL PCH LLC

By:	/s/ Lillian Ghassemieh
	Name:	Lillian Ghassemieh
	Title:	Manager

/s/ Kambiz Ghassemieh
Kambiz Ghassemieh

/s/ Mahvash Ehsani
Mahvash Ehsani

/s/ Jennifer Gareis
Jennifer Gareis

/s/ Christina Matthias
Christina Matthias

/s/ Eric Ghassemieh
Eric Ghassemieh

Trust FBO Feridoon Ghassemieh

By:	/s/ Farhad Ghassemieh
	Name:	Farhad Ghassemieh
	Title:	Trustee

Trust FBO Firouzeh Ghassemieh

By:	/s/ Farhad Ghassemieh
	Name:	Farhad Ghassemieh
	Title:	Trustee

Trust FBO Feridoon Ghassemieh

By:	/s/ Lewis Stanton
	Name:	Lewis Stanton
	Title:	Trustee

Trust FBO Alex Ghassemieh

By:	/s/ Lewis Stanton
	Name:	Lewis Stanton
	Title:	Trustee

Trust FBO Firouzeh Ghassemieh

By:	/s/ Lewis Stanton
	Name:	Lewis Stanton
	Title:	Trustee

Alpine Lake Partners, LP

By:	/s/ Cyrus Amirsaleh
	Name:	Cyrus Amirsaleh
	Title:	Managing Partner

/s/ Cyrus Amirsaleh
Cyrus Amirsaleh

/s/ Farhad Ghassemieh
Farhad Ghassemieh

/s/ Samuel J. Jagger
Samuel J. Jagger

/s/ Lewis Stanton
Lewis Stanton